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                                                                     EXHIBIT 1.1


                              VIBC CAPITAL TRUST I

                     $10,000,000 Trust Preferred Securities

                                  Guaranteed by

                                    VIB CORP

                               PLACEMENT AGREEMENT

                                  July 12, 2000



First Union Securities, Inc.
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

        Subject to the terms and conditions hereof, VIB Corp, a California corporation (the "Company"), and VIBC Capital Trust I, a New York common law trust (the "Trust"), propose to issue and sell $10,000,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the "Preferred Securities"). The Company and the Trust hereby appoint First Union Securities, Inc. ("FUSI") to be the exclusive agent of the Company and the Trust in connection with the offering of the Preferred Securities, and FUSI agrees to so act, in the manner set forth herein.

        The Preferred Securities will be guaranteed by the Company (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), dated as of the date hereof, and executed and delivered by the Company and First Union National Bank, a national banking association, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $10,309,000 in principal amount of the Junior Subordinated Notes of the Company (the "Junior Subordinated Notes"). The Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Trust Agreement (the "Trust Agreement"), dated as of the date hereof, among the Company, as depositor, First Union National Bank, a national banking association, as property trustee (in such capacity, the "Property Trustee"), the Administrative Trustees named


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therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the date hereof (the "Indenture"), between the Company and First Union National Bank, a national banking association, as trustee (in such capacity, the "Indenture Trustee").

        The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Placement Agreement, the Indenture, the Trust Agreement, the Guarantee and the Securities are collectively referred to herein as the "Operative Documents."

        The Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

        1. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with you, as follows:

        (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (other than the Placement Agent), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

        (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Placement Agent), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

        (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

        (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Placement Agent), has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

        (e) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Company is a "qualified purchaser" as defined in Section 2(a)(51) of the Investment Company Act.


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        (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the commission contemplated by Section 2.

        (g) The Trust has been duly created and is validly existing as a common law trust under the laws of the state of New York with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

        (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 3, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

        (i) Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered to you against payment therefor on the Closing Date, in the case of the Preferred Securities, and to the Company, in the case of the Common Securities, will be validly issued, fully paid and, in the case of the Preferred Securities, non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The issuance of the Preferred Securities and the Common Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance (each a "Lien").


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        (k) The Junior Subordinated Notes have been duly authorized by the
Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        (l) This Placement Agreement has been duly authorized, executed and delivered by the Company and the Trust.

        (m) The Trust is not in violation of the Trust Agreement or any provision of the trust laws of the state of New York. Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any law, (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except for conflicts, breaches, violations, defaults or Liens which would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or governmental authority.

        (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of California, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

        (o) The Company has no subsidiaries that are material to its business other than those subsidiaries listed in Schedule 1 attached hereto (the "Significant Subsidiaries"). Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation


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in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such Significant Subsidiaries to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

        (p) The Company and each of the Significant Subsidiaries hold all necessary material approvals, authorizations, orders, licenses, certificates and permits of and from regulatory or governmental authorities to conduct their respective businesses as now being conducted, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approvals, authorizations, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Materially Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, the violation of which would, singly or in the aggregate, have a Material Adverse Effect.

        (q) All of the issued and outstanding shares of capital stock of the Company and each Significant Subsidiary are validly issued, fully paid and non-assessable.

        (r) Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, the effect of which default in performance or observance would, singly or in the aggregate, have a Material Adverse Effect.

        (s) There is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

        (t) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for December 31, 1999 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for March 31, 2000 (the "Interim Financial Statements") provided to you are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles,


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the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

        (u) The Company's report on FRY-9C dated March 31, 2000 ("the FRY-9C") provided to you is the most recent available such report and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries.

        (v) Since the respective dates of the Financial Statements, Interim Financial Statements and the FRY-9C, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business.

        (w) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and the deposit accounts of the Company's subsidiary banks are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company or the Trust after due inquiry, threatened.

        (x) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

        (y) Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to you or your counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

        2. Sale of the Preferred Securities. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Trust jointly and severally hereby appoint you as exclusive placement agent (in such capacity,


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the "Placement Agent"), and you hereby accept such appointment, to act as the exclusive agent of the Company and the Trust in connection with the offering of the Preferred Securities contemplated hereby.

        (b) Subject to the terms and conditions of this Placement Agreement, the Placement Agent shall use all commercially reasonable efforts to solicit offers for the purchase of the Preferred Securities. Subject to the terms and conditions of this Placement Agreement, the Company agrees to sell, and, if subscribers are secured, the Placement Agent agrees to purchase, the amount of Preferred Securities necessary to satisfy such subscriptions.

        (c) If the sale and delivery of the Preferred Securities as provided herein is consummated, the Company will pay to the Placement Agent on the Closing Date a commission per Preferred Security equal to three percent (3%) of the stated liquidation amount thereof. Any payment by the Placement Agent to the Company pursuant to this Section 2 shall be made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

        3. Delivery and Payment. Delivery of and payment for the Preferred Securities shall be made at 10:00 AM, Chicago time, on July 26, 2000, or such later date (not later than August 25, 2000) as you shall designate, or such other time and date as may be agreed by you, on the one hand, and the Company and the Trust, on the other hand, or as provided in Section 9 hereof (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date").

        Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as you shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by you in Chicago, Illinois, not later than 1:00 PM, Chicago time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or such other place as the parties hereto shall agree.

        4. Representations and Warranties of the Placement Agent. You represent and warrant to, and agree with, the Company and the Trust as follows:

        (a) You are aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

        (b) You have not offered or sold and will not arrange for the offer or sale of the Preferred Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S under the Securities Act or (ii) to those you reasonably believe are "qualified


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institutional buyers" (as defined in Rule 144A under the Securities Act) and
"qualified purchasers" as defined in Section 2(a)(51) of the Investment Company Act and that in connection with each such sale, you have taken or will take reasonable steps to ensure that the purchaser of any Preferred Securities is aware that such sale is being made in reliance on Rule 144A.

        (c) Neither you, nor any of your Affiliates, nor any person acting on your or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Preferred Securities.

        (d) Neither you, nor any of your Affiliates, nor any person acting on your or their behalf, has entered, or will enter, into any contractual arrangement with respect to the distribution of the Preferred Securities, except with the prior written consent of the Company.

        (e) You are an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act and a "qualified purchaser" as defined in Section 2(a)(51) of the Investment Company Act.

        (f) Neither you, nor any of your Affiliates, nor any person acting on your or their behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

        (g) Neither you, nor any of your Affiliates, will include any information about the Company or any of its Affiliates in any registration statement, prospectus, offering circular, private placement memorandum or other similar document used in connection with any purchaser of the Preferred Securities without the prior written consent of the Company.

        5. Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Placement Agent as follows:

        (a) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise you of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

        (b) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf to (other than the Placement Agent), resell any Preferred Securities that have been acquired by any of them.


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        (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor will either of them permit any person acting on its or their behalf to (other than the Placement Agent), engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

        (d) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent), to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

        (e) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates, nor will either of them permit any person acting on its or their behalf (other than the Placement Agent), to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

        (f) So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Company and the Trust pursuant to this Section 5(f) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (g) Neither the Company nor the Trust will, until 180 days following the Closing Date, without your prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly,
(i) any Preferred Securities or other securities of the Trust other than as contemplated by this Agreement, or any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities of the Trust, or (ii) any securities that could be integrated with the offering of the Preferred Securities, or enter into an agreement, or announce an intention, to do any of the foregoing.

        (h) The Company and the Trust shall file with the Securities and Exchange Commission, not later than 15 days after the Closing Date, five copies of a notice on Form D under the Securities Act (one of which will be manually signed by persons duly authorized by the Company and the Trust), shall otherwise comply with the requirements of Rule 503 under the


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Securities Act and shall furnish promptly to you evidence of such required timely filing (including a copy thereof);

        6. Conditions to Your Obligations. Your obligations to use all your commercially reasonable efforts to procure subscription and payment for the Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust contained herein as of the date and time that this Placement Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the performance by the Company and the Trust of their obligations hereunder and to the following additional conditions:

        (a) The Company shall have furnished to you the opinion of Alan Rosen of Horgan, Rosen, Beckham & Coren, counsel for the Company, dated the Closing Date, addressed to you, in substantially the form set out in Annex A hereto.

        (b) You shall have been furnished the opinion of Mayer, Brown & Platt, special tax counsel for the Placement Agent, dated the Closing Date, addressed to you, in substantially the form set out in Annex B hereto.

        (c) You shall have received the opinion of Mayer, Brown & Platt, special New York counsel for the Placement Agent, dated the Closing Date, addressed to you and the Company, in substantially the form set out in Annex C hereto.

        (d) You shall have received the opinion of Mayer, Brown & Platt, special New York counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to you, in substantially the form set out in Annex D hereto.

        (e) Reserved.

        (f) The Company shall have furnished to you a certificate of the Company, signed by a Chief Executive Officer, President or Vice President and by a Treasurer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

                (i) the representations and warranties of the Company and the Trust in this Placement Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

                (ii) since the date of the Interim Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.


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        (g) Subsequent to the Execution Time there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Preferred Securities.

        (h) Prior to the Closing Date, the Company and the Trust shall have furnished to you such further information, certificates and documents as you may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Placement Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Placement Agreement shall not be reasonably satisfactory in form and substance to you, this Placement Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

        7. Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Placement Agreement, whether or not the transactions contemplated herein are consummated or this Placement Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(a); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company; (iv) the fees and all reasonable expenses of the Guarantee Trustee, the Property Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, which fees shall not exceed a $3,000 acceptance fee and $10,000 in administrative fees annually; and (v) the fees and all reasonable expenses of any rating agency, Mayer, Brown & Platt, special New York counsel retained by you which fees and expenses shall not exceed $40,000.

        If the sale of the Preferred Securities provided for in this Placement Agreement is not consummated because any condition set forth in Section 6 is not satisfied, because this Placement Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by you, the Company will reimburse you upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of your counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by you in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to you for the loss of anticipated profits from the transactions contemplated by this Placement Agreement.


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        8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless you and your affiliates and your and their directors, officers, employees and agents and each person who "controls" you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any written information or documents furnished or made available to you and any purchaser of Preferred Securities by or on behalf of the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

        (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

        (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but not more than one separate firm of attorneys representing all indemnified parties hereunder plus local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

        9. Termination. This Placement Agreement shall be subject to termination in the absolute discretion of you, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) a downgrading shall have occurred in the composite rating accorded the Company or any of its Significant Subsidiaries that have deposit accounts insured by the FDIC under the Uniform Financial Institutions Rating System,
(iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange upon which the Company' securities are traded, if any,
(v) a general moratorium on commercial banking activities shall have been declared either by federal or California authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

        10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of you set forth in or made pursuant to this Placement Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or the Trust or any of the officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Placement Agreement.

        11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to you at First Union Securities, Inc., 301 South College Street, TW-31, Charlotte, North Carolina 28288-0630, Attention: General Counsel, Facsimile: (704) 374-6611; if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at VIB Corp, 1498 Main Street, El Centro, CA 92243, Attention: Harry G. Gooding.

        12. Successors and Assigns. This Placement Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Placement Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and their heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Placement Agreement may be assigned, whether by operation of law or otherwise, without your prior written consent.

        13. Applicable Law. THIS PLACEMENT AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

        14. Counterparts and Facsimile. This Placement Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Placement Agreement and your acceptance shall represent a binding agreement among the Company, the Trust and you.

                                            Very truly yours,

                                            VIB CORP

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            VIBC CAPITAL TRUST I

                                            By: VIB CORP

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

The foregoing Agreement is hereby agreed to and accepted as of the date first above written.

First Union Securities, Inc.

By:
   --------------------------------
   Name:
   Title:

                                                                      SCHEDULE 1



                        LIST OF SIGNIFICANT SUBSIDIARIES

Bank of Stockdale
Kings River State Bank
Valley Independent Bank
Valley Capital Trust

                                                                         ANNEX A



        Pursuant to Section 6(a) of the Placement Agreement, counsel for the Company shall deliver an opinion to the effect that:

                (i) each of the Company and the Significant Subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own its properties and conduct the business it currently transacts, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and (C) holds all material approvals, authorizations, orders, licenses, certificates and permits of and from governmental authorities necessary for the conduct of its business as now being conducted, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect;

                (ii) all of the issued and outstanding shares of capital stock of the Company and each Significant Subsidiary are validly issued, fully paid and non-assessable; and, to the knowledge of such counsel, the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights;

                (iii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will (A) constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company or any of its subsidiaries or any provision of law known to such counsel to be applicable to the Company or any of its subsidiaries, or (B) conflict with, constitute a breach or violation of, or a default under, or result in the creation or imposition of any Lien, upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or other agreement known to such counsel and to which the Trust, the Company or any of its subsidiaries is a party or bound, or to which any of the property or assets of any of them subject, or any judgment, order or decree of any court, governmental authority or arbitrator having jurisdiction over the Trust, the Company or any of its subsidiaries, except for such conflicts, breaches, violations or defaults or Liens which would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated in by the Operative Documents or would not, singularly or in the aggregate, have a Material Adverse Effect;

                (iv) no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such opinion) as have been obtained;

                (v) to the knowledge of such counsel, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

                (vi) the Company is duly registered as a bank holding company under the Bank Holding Company Act and the regulations thereunder of the Federal Reserve, and the deposit accounts of the Company's banking subsidiaries are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to such counsel's knowledge, threatened;

                (vii) the Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees;

                (viii) each of the Guarantee and the Indenture has been duly authorized, executed and delivered by the Company, and (in the case of the Guarantee and the Indenture, respectively, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

                (ix) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

                (x) the Placement Agreement has been duly authorized, executed and delivered by the Company;

                (xi) the Placement Agreement has been duly authorized, executed and delivered by the Trust;

                (xii) neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act; and

                (xiii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of any of the Securities under the Securities Act is required for the offer and sale of the Preferred Securities in the manner contemplated by the Placement Agreement or the offer and sale of the Junior Subordinated Notes to the Trust; and the Trust Agreement and the Guarantee are not required to be qualified under the Trust Indenture Act of 1939, as amended.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the States of California and of New York, the corporate laws of the State of Delaware and the federal laws of the United States, (B) rely as to matters involving the application of laws of any jurisdiction other than the States of California, New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and
(C) if such counsel is not admitted to the Bar of the State of New York and is not relying on other counsel for New York as to matters involving the application of the laws of the State of New York, as to such matters assume that the jurisdiction in which such counsel is admitted to practice law governs and provide an enforceability opinion under the laws of the jurisdiction in which such counsel is admitted.

                                                                         ANNEX B


        Pursuant to Section 6(b) of the Placement Agreement, Mayer, Brown & Platt, special tax counsel for the Placement Agent, shall deliver an opinion to the effect that:

                (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

                (ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX C


        Pursuant to Section 6(c) of the Placement Agreement, Mayer, Brown & Platt, special New York counsel for the Placement Agent, shall deliver an opinion to the effect that:

                (i) the Trust has been duly created and is validly existing as a common law trust under New York law.

                (ii) under applicable New York law and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Placement Agreement, the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

                (iii) the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Placement Agreement, the Preferred Securities will be validly issued and fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; and the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement;

                (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

                (v) under the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

                (vi) the execution and delivery by the Trust of the Placement Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

                (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,
        (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and compliance by the Trust with its obligations thereunder do not violate (i) the Trust Agreement or (ii) any applicable New York law, rule or regulation; and

                (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York court or New York governmental authority or New York agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Placement Agreement, the consummation by the Trust of the transactions contemplated by the Placement Agreement and compliance by the Trust with its obligations thereunder.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX D


        Pursuant to Section 6(d) of the Placement Agreement, Mayer, Brown & Platt, special New York counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

                (i) First Union National Bank, is a national banking association with trust powers duly organized and validly existing in good standing under the laws of the United States of America with all necessary corporate power and authority to execute, deliver and perform its obligations under the terms of the Guarantee, the Trust Agreement and the Indenture;

                (ii) the execution, delivery and performance by First Union National Bank of the Guarantee, the Trust Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of First Union National Bank, each of the Guarantee, the Trust Agreement and the Indenture has been duly executed and delivered by First Union National Bank, and each of the Guarantee and the Indenture constitutes the legal, valid and binding obligation of First Union National Bank, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

                (iii) the execution, delivery and performance of the Guarantee, the Trust Agreement and the Indenture by First Union National Bank do not conflict with or constitute a breach of the articles of association or by-laws of First Union National Bank; and

                (iv) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of First Union National Bank is required for the execution, delivery or performance by it of the Guarantee, the Trust Agreement or the Indenture.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.



                                       D-1